Exhibit 99.1

Hilltop Holdings Inc. Q4 2017 Earnings Presentation January 2018

Preface 2323 Victory Ave, Suite 1400 Dallas, TX 75219 Phone: 214-855-2177 www.hilltop-holdings.com Please Contact: Isabell Novakov Phone: 214-252-4029 Email: inovakov@hilltop-holdings.com FORWARD-LOOKING STATEMENTS This presentation and statements made by representatives of Hilltop Holdings Inc. (“Hilltop” or the “Company”) during the course of this presentation include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, our revenue, our liquidity and sources of funding, market trends, operations and business, capital levels, mortgage servicing rights (“MSR”) assets, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume and interest rate compression, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), anticipated amortization of our FDIC indemnification asset, expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, loss estimates related to natural disasters, anticipated changes in our revenue, earnings, or taxes, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, anticipated yields, expected accretion of discount on loans, the collectability of loans and the outcome of litigation, our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate loan losses; (ii) the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) risks associated with merger and acquisition integration; (vii) severe catastrophic events in Texas and other areas of the southern United States; (viii) effectiveness of our data security controls in the face of cyber attacks; (ix) the effects of our indebtedness on our ability to manage our business successfully, including the restrictions imposed by the indenture governing our indebtedness; (x) cost and availability of capital; (xi) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) legal and regulatory proceedings (xv) our obligations under loss-share agreements with the FDIC, including the possibility that we may be required to make a “true-up” payment to the FDIC; (xvi) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) our ability to use excess capital in an effective manner. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K , and subsequent Quarterly Reports on Form 10-Q and other reports, that we have filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. 2 Corporate Headquarters Additional Information

Investor Highlights – Q4 2017

Reported
Excluding Tax Legislation[1]

Net Income	Diluted - EPS	ROAA	ROAE
$13.4 MM	$0.14	0.41%	2.78%
$41.8 MM	*$0.44*	*1.25%*	*8.65%*

Diversified Growth

- Growth in bank non-covered HFI loans[2] of 7% and deposit growth of 13% versus prior year
- HilltopSecurities generated 17% pre-tax margin during the fourth quarter with net revenue growing by 7% versus prior year
- Mortgage purchase volume represented 80% of total origination volume in the fourth quarter compared to 71% in the fourth quarter 2016

Value Creation and Capital Optimization

- Year to date capital distributions to stockholders of $50.5 million; including the SWS settlement, capital distributions equate to $97.6 million
- 12.94% Tier 1 leverage ratio[3], 17.69% Common Equity Tier 1 Capital Ratio[4]
- Book Value Per Share of $19.92, up 5% versus prior year and Tangible Book Value Per Share[5] of $16.92, up 6% versus prior year

Managed Risk

- 2017 bank non-covered HFI net charge-offs equated to $4.6 million, or 8 bps on average bank non-covered HFI loans
- Non-covered non-performing assets (NPAs) were $44.7 million, or 0.33% of total assets
- Insurance Loss and LAE ratio of 24.1%, a decrease of 12.5% versus prior year same period

Significant Q4 Items	Net Income	EPS - Diluted
1) Tax Cuts and Jobs Act of 2017 "Tax Legislation"[1]	$28.4 MM	$0.30

Notes
(1) "Tax Legislation" refers to the impact of the enactment of the Tax Cuts and Jobs Act of 2017. Net income, earnings per share (diluted), return on average assets and return on average equity excluding tax legislation are non-GAAP measures used to assess our performance. See appendix for non-GAAP reconciliations.
(2) Non-covered bank loans HFI exclude broker-dealer margin loans and FDIC covered loans
(3) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and other intangible assets.
(4) Represents estimated common equity Tier 1 ("CET1") capital and ratio under Basel III capital rules. This number is an estimate based on results as of 12/31/2017.
(5) Based on shares outstanding as of 12/31/2017. For a reconciliation of Tangible Book Value per Share see Management's Explanation of Non-GAAP Financial Measures in Appendix.

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HilltopHoldings

Business Results – Q4 2017

Pre-Tax Income vs. Prior Year ($ millions)



Q4 2016
Q4 2017
$40
$36
$9
$8
($0)
$19
$13
$14
($9)
($12)
$53
$65
Banking
Mortgage
Broker-Dealer
Insurance
Corporate/ Other
Hilltop Holdings

Business Drivers for Q4 2017

- Modest year over year pre-tax decline in Banking largely driven by $5.3 million reduction in purchase accounting impact. Franchise results continue to improve driven by bank non-covered HFI loan growth of 7% and strong NIM of 4.23% (taxable equivalent NIM of 4.24%)
- Mortgage pre-tax income of $8 million relative to $9 million in Q4 2016 primarily resulted from a 34% decline in refinance volume, partially offset by growth in home purchase volume
- Broker-Dealer pre-tax income of $19 million resulted from a rebound in the quarter by Public Finance with the year-end tax bill driving up national issuances. Additionally, the Capital Markets and Retail businesses improved significantly compared to prior year
- Insurance had a combined ratio of 65.1%, which drove pre-tax income of $14 million compared to $13 million in Q4 2016. Fourth quarter earnings are typically the strongest due to a lower seasonal frequency and severity of storms

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HilltopHoldings

Hilltop Holdings – Financial Summary

$ in Millions, except per share data	Q4 2017	Q3 2017	Q4 2016	FY 2017	FY 2016
Income Statement					
Net interest income	108.7	105.0	104.1	421.7	397.5
Noninterest income	290.5	298.5	309.1	1,205.1	1,287.0
Noninterest expense	328.7	353.8	355.8	1,369.3	1,412.5
PPNR[1]	**$70.5**	**$49.7**	**$57.4**	**$257.6**	**$271.9**
Provision for loan losses	5.5	1.3	4.3	14.3	40.6
Pre-tax income	**$65.0**	**$48.4**	**$53.1**	**$243.3**	**$231.4**
Net income applicable to common shareholders	**$13.4**	**$30.2**	**$35.3**	**$132.5**	**$145.9**
Purchase Accounting Impact[2]					
Revenue	12.0	10.2	17.4	56.1	64.9
Expenses	5.6	7.4	5.7	27.0	18.2
Pre-tax income impact	**$6.4**	**$2.8**	**$11.7**	**$29.1**	**$46.7**
Key Metrics					
EPS - Diluted	$0.14	$0.31	$0.36	$1.36	$1.48
ROAA	0.41%	0.90%	1.13%	1.03%	1.21%
ROAE	2.78%	6.32%	7.56%	7.00%	8.13%
Efficiency Ratio[3]	82.34%	87.70%	86.09%	84.17%	83.85%
Common Equity Tier 1 Capital Ratio[4]	17.69%	17.66%	18.30%	17.69%	18.30%
Tier 1 Leverage Ratio	12.94%	12.87%	13.51%	12.94%	13.51%

Notes:
(1) Pre-provision net revenue is calculated as the sum of net interest income and noninterest income less noninterest expense (except loss provisions).
(2) Includes impact of Purchase Accounting, FDIC Indemnification and True-up accrual (clawback).
(3) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.
(4) Based on the end of period Tier 1 capital divided by total average assets during the respective quarter, excluding goodwill and other intangible assets.

5
HilltopHoldings

Hilltop Holdings – Net Interest Income & Margin ($ in billions) • Net interest income of $109 million increased $5 million or 4% from fourth quarter 2016 Commercial loan yields, excluding loans HFS and margin loans, continue to increase with higher short-term rates • With the December Fed Funds increase, substantially all of the Bank’s adjustable rate loans are eligible to reset at rates above the floor levels, upon the borrower’s next contractual reset date Year over year earning asset growth driven by commercial loan growth and higher securities balances at the Bank and HilltopSecurities • • Note: (1) See appendix for reconciliation of NIM to Pre-PAA taxable equivalent NIM, as presented. 6 Net Interest Income Highlights Earning Assets and NIM1 Trends

Hilltop Holdings – Noninterest Income ($ in millions) Mortgage Production Income (16.8) $344.7 Securities Related Fees & Commissions Net Insurance Premiums Earned 6.3 (2.7) Other (5.5) • Noninterest income of $291 million declined by $19 million compared to the fourth quarter 2016 primarily due to a reduction in mortgage production related income and a decrease in net premiums earned Decline in mortgage refinance activity resulted in an origination volume decline of 7%, and increased competition has pressured gain on sale margins versus 2016 Fee Income Ratio trended down due to net interest income growth and lower mortgage revenues throughout 2017 • • Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Fee Income Ratio Noninterest Income Note: (1) Fee Income ratio is calculated as noninterest income divided by the sum of net interest income and noninterest income. 7 Noninterest Income Highlights Q4 2017 $290.5 $309.1 74.8% $298.5 $290.5 74.8% $271.4 74.0% 72.8% 74.7% Q4 2016 $309.1 Noninterest Income & Fee Income Ratio 1 Year over Year Noninterest Income ($MM)

Hilltop Holdings – Noninterest Expenses ($ in millions) $366.2 Compensation and Benefits Occupancy and Equipment Professional Services Insurance Loss and LAE Other Expenses (3.1) 2.5 (18.8) (5.4) (2.3) • Noninterest expense of $329 million declined $27 million from the fourth quarter 2016, driven by improved Loss & LAE, a decrease in variable compensation and a reduction in professional services fees across Hilltop Professional services included a $16 million legal reserve in Q4 2016 • Q4 2016 Q1 2017 Q2 2017 Noninterest Expense Q3 2017 Q4 2017 Efficiency Ratio Note: (1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income. 8 Noninterest Expense Highlights Q4 2017 $328.7 $355.8 79.5% $353.8 86.1% $320.5 87.7% $328.7 82.3% 88.2% Q4 2016 $355.8 Noninterest Expenses and Efficiency Ratio1 Year over Year Noninterest Expense ($MM)

Hilltop Holdings – Loans 5.81% ($ in billions) 5.32% 5.28% Annualized Gross Loan Yield1: 5.08% 5.01% $6.5 $6.3 $6.3 $6.0 $6.1 Loan Growth Q4 2016 Non-Covered Loans Q1 2017 Q2 2017 Q3 2017 Q4 2017 Annualized Gross Loan Yield Covered Loans B/D Margin Loans Vs. Prior Quarter: (Non-Covered Loans) Notes: Non-covered loans excludes broker-dealer margin loans. The sum of the period amounts may not equal the total amounts due to rounding. (1) Annualized Gross Loan Yield contains purchased loan portfolio and loans HFS. 9 0.6% 5.8% -0.4% 2.7% 0.7% Bank Non-Covered K7% vs. PY $0.5 $0.5 $5.6 $5.7 $5.7 $5.3 $5.3 $0.5 $0.5 $0.6 Total Loan Growth K6% vs. PY Loan Mix and Yield

Hilltop Holdings – Deposits 0.39% ($ in billions) 0.36% 0.30% 0.27% 0.22% Cost of Deposits: $8.0 Q4 2016 Q1 2017 Q2 2017 Q3 2017 B/D Sweep Deposits Q4 2017 Cost of Deposits (%) Noninterest bearing Interest bearing Vs. Prior Quarter: (Total Deposits) Notes: Noninterest-bearing deposits excludes broker-dealer sweep deposits. The sum of the period amounts may not equal the total amounts due to rounding. 10 4.1% 3.3% 3.8% 0.5% 1.2% $7.3 $7.6 $7.7 $7.1 $1.3 $3.9 $4.0 $4.0 $4.1 $2.2 $2.3 $2.3 $2.3 $1.3 $1.0 $1.1 $1.3 $4.3 $2.4 Deposit Growth K13% vs. PY Deposit Mix and Cost

PlainsCapital Bank – Q4 2017 Highlights

Summary Results ($ in millions)	Q4 2016	Q4 2017	FY 2016	FY 2017
Net Interest Income	94.4	93.0	363.1	366.6
Provision for Loan Losses	4.4	5.2	40.7	14.1
Noninterest Income	13.6	10.6	52.6	59.9
Noninterest Expense	63.7	62.3	244.7	248.4
Income Before Taxes	**$39.9**	**$36.1**	**$130.3**	**$164.0**

Key Highlights	Q4 2016	Q4 2017	FY 2016	FY 2017
ROAA	1.09%	(0.08%)	0.94%	0.85%
Efficiency Ratio[1]	59.0%	60.2%	58.9%	58.2%
Fee Income Ratio[2]	12.6%	10.2%	12.7%	14.1%
Net Interest Margin – TE	4.59%	4.24%	4.68%	4.33%
Assets ($bn)	$9.5	$9.6	$9.5	$9.6

Q4 2017 Highlights

- Non-covered HFI loan growth equates to 7%, growth focused in commercial real estate
  - Strongest loan markets are Dallas, Fort Worth, and Austin
- Deposit growth of 13%
  - FDIC insured balances increased approximately $300MM, impacting year on year growth by 2%
- Purchase accounting income down $5.3MM in Q4 2017 compared to Q4 2016
- Additional income tax expense of $25.7MM related to Tax Legislation

Credit Quality



0.24%
0.28%
0.26%
0.34%
0.33%
$30.1
$34.0
$34.8
$45.4
$44.7
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Non-Covered NPAs
Non-Covered NPAs / Total HTH Assets

Note:
(1) Efficiency Ratio is calculated as noninterest expense divided by the sum of net interest income and noninterest income.
(2) Fee Income ratio is calculated as noninterest income divided by the sum of net interest income and noninterest income.

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HilltopHoldings

HilltopSecurities – Q4 2017 Highlights

Summary Results ($ in millions)	Q4 2016	Q4 2017	FY 2016	FY 2017
Net Interest Income	8.9	12.7	31.2	43.7
Provision for Loan Losses	(0.0)	0.3	(0.1)	0.2
Noninterest Income	98.5	101.6	385.8	368.4
Noninterest Expense	107.4	94.9	377.5	347.3
Income Before Taxes	**($0.0)**	**$19.1**	**$39.5**	**$64.6**

Key Highlights ($ in millions)	Q4 2016	Q4 2017	FY 2016	FY 2017
Compensation/Net Revenue (%)	58.6%	61.4%	60.6%	60.8%
FDIC Insured Balances at PCB	$1,000	$1,301	$1,000	$1,301
Other FDIC Insured Balances	$1,517	$1,093	$1,517	$1,093
Public Finance Offerings	$16,912	$23,256	$82,562	$83,907
TBA Volume	$1,552	$1,185	$6,088	$5,939

Q4 2017 Highlights

- Pre-tax income of $19.1 million in Q4 2017 versus a pre-tax loss of ($0.02) million in Q4 2016
- Q4 2016 included $16.0 million legal impact from Rhode Island matter
- Net Revenue increased $7.0 million to $114.3 million in Q4 2017 compared to $107.3 million in Q4 2016
- Public Finance recorded a strong quarter as the Tax Legislation drove higher national issuance in December
- The broker-dealer segment provided the banking segment with $1.3 billion of core deposits at Q4 2017
- HilltopSecurities was ranked as the #1 municipal financial advisor in the nation and in Texas for 2017[1]

Net Revenues by Business Line

($ in millions)	Q4 2016	Q4 2017	FY 2016	FY 2017
Public Finance	26.1	29.5	90.8	86.1
Capital Markets	14.3	20.7	81.8	72.1
Retail	23.8	24.3	90.0	97.5
Structured Finance	22.7	19.7	90.1	81.6
Clearing	7.3	9.9	28.6	37.4
Securities Lending	1.9	2.4	7.0	8.7
Other	11.2	8.0	28.6	28.8
Net Revenues	**$107.3**	**$114.3**	**$416.9**	**$412.2**

Note:
The sum of the period amounts may not equal the total amounts due to rounding.
(1) Source: Ipreo MuniAnalytics. Ranking is based on number of issuances as of 12/31/2017.

12 HilltopHoldings

PrimeLending – Q4 2017 Highlights

Summary Results ($ in millions)	Q4 2016	Q4 2017	FY 2016	FY 2017
Net Interest Income	(3.7)	(0.1)	(11.6)	(0.9)
Noninterest Income	162.3	145.3	704.1	632.4
Noninterest Expense	149.3	137.6	614.7	581.9
Income Before Taxes	**$9.4**	**$7.6**	**$77.8**	**$49.6**

Key Highlights	Q4 2016	Q4 2017	FY 2016	FY 2017
Origination Volume ($mm)	$3,888	$3,603	$15,460	$14,458
% Purchase	71%	80%	73%	83%
Sales Volume ($mm)	$3,724	$3,792	$15,155	$14,454
Servicing Assets ($mm)	$62	$55	$62	$55

Q4 2017 Highlights

- Origination volume of $3.6 billion in Q4 2017 was lower than prior year by $285 million, or 7%
  - Purchase volume increased $99 million vs. Q4 2016, or 4%, to $2.9 billion, despite total industry volume[1] increasing only 2% during same period
  - FY 2017 total origination volume was down 7% relative to a total industry decline of 17%[1]
- Noninterest income decreased $17 million, or 10%, vs. prior year primarily due to a decline in loan production volume and lower gain on sale margin
- $1.4 million was released in Q4 2017 of the $1.5 million Q3 2017 Hurricane indemnification reserve

Mortgage Originations and Gain on Sale



388
365
362
375
380
$3.9
$2.8
$4.1
$4.0
$3.6
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Mortgage Originations ($bn)
Gain on Sale (bps)2

Notes:
1) Source: Mortgage Bankers Association as of Dec 20, 2017.
2) Gain on Sale calculated as net gains from sale of loans divided by sales volume.

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HilltopHoldings

National Lloyds Corporation – Q4 2017 Highlights Net Interest Income Noninterest Income Noninterest Expense 0.9 40.5 28.1 0.9 37.8 24.9 3.2 164.8 146.6 2.9 151.4 158.4 Direct Premiums Written Net Premiums Earned 33.0 38.3 29.6 35.6 153.0 155.5 137.1 142.3 • Pre-tax income of $13.8 million in Q4 2017 versus pre-tax income of $13.3 million in Q4 2016 Decline in net premiums earned continues as a result of previous risk reduction strategies and increasingly competitive markets in core states (TX, AZ) Combined Ratio down compared with prior year period as Loss and LAE improved 140.0% 131.8% 131.0% • 120.0% 100.0% • 80.0% 60.0% 40.0% 20.0% 0.0% Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 Loss & LAE Ratio Expense Ratio 14 98.4% 39.7% 40.4% 65.1% 69.8% 38.4% 92.1% 90.6% 33.2% 41.0% 60.0% 36.6% 24.1% Combined Ratio Q4 2017 Highlights Income Before Taxes $13.3 $13.8 $21.4 ($4.1) Key Highlights ($ in millions) Q4 2016 Q4 2017 FY 2016 FY 2017 Summary Results ($ in millions) Q4 2016 Q4 2017 FY 2016 FY 2017

Questions? 15

Appendix 16

Hilltop Holdings – Balance Sheet Summary

$ in Thousands	Q4 2017	Q3 2017	Q4 2016	vs. PQ	vs. PY
Assets					
Cash & Federal Funds	487,382	354,969	690,764	132,413	(203,382)
Securities	1,852,094	1,809,984	1,215,372	42,110	636,722
Loans Held for Sale	1,715,357	1,939,321	1,795,463	(223,964)	(80,106)
Non-Covered Loans HFI, Gross	6,273,669	6,148,813	5,843,499	124,856	430,170
Allowance	(60,957)	(58,779)	(54,186)	(2,178)	(6,771)
Non-Covered Loans HFI, Net	6,212,712	6,090,034	5,789,313	122,678	423,399
Covered Loans, Net of Allowance	179,400	188,269	255,714	(8,869)	(76,314)
Covered OREO	36,744	40,343	51,642	(3,599)	(14,898)
Broker-Dealer & Clearing Receivables	1,464,378	1,672,123	1,497,741	(207,745)	(33,363)
FDIC Indemnification Asset	29,340	33,143	71,313	(3,803)	(41,973)
Goodwill & Other Intangibles	288,240	290,248	296,503	(2,008)	(8,263)
Other Assets	1,107,375	1,114,367	1,074,237	(6,992)	33,138
Total Assets	**13,373,022**	**13,532,800**	**12,738,062**	**(159,778)**	**634,960**
Liabilities and Stockholders' Equity					
Non-Int. Bearing Deposits	2,411,849	2,279,633	2,199,483	132,216	212,366
Int. Bearing Deposits	5,566,270	5,383,814	4,864,328	182,456	701,942
Total Deposits	7,978,119	7,663,447	7,063,811	314,672	914,308
Broker-Dealer & Clearing Payables	1,287,563	1,517,698	1,347,128	(230,135)	(59,565)
Short Term Borrowings	1,206,424	1,477,201	1,417,289	(270,777)	(210,865)
Notes Payable	216,045	300,196	317,912	(84,151)	(101,867)
Junior Subordinated Debentures	67,012	67,012	67,012	0	0
Other Liabilities	703,052	597,890	650,390	105,162	52,662
Total Liabilities	**11,458,215**	**11,623,444**	**10,863,542**	**(165,229)**	**594,673**
Total Stockholder Equity	**1,912,081**	**1,906,185**	**1,870,509**	**5,896**	**41,572**
Noncontrolling Interest	2,726	3,171	4,011	(445)	(1,285)
Total Liabilities & Equity	**13,373,022**	**13,532,800**	**12,738,062**	**(159,778)**	**634,960**

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HilltopHoldings

PlainsCapital Bank – Energy Exposure

Energy Portfolio Breakdown	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Exploration and Production	11%	13%	14%	14%	13%
Field Services	22%	24%	22%	23%	22%
Pipeline Construction	21%	22%	22%	22%	26%
Services	43%	46%	44%	45%	48%
Distribution	30%	18%	16%	16%	16%
Transportation	9%	10%	9%	9%	8%
Midstream	39%	28%	25%	25%	24%
Wholesalers	1%	1%	1%	1%	<1%
Equipment Rentals	0%	0%	0%	0%	0%
Equipment Wholesalers	6%	12%	16%	15%	15%
Other	7%	13%	17%	16%	15%
Total	100%	100%	100%	100%	100%

Select Energy Statistics	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Outstanding Energy Balance ($MM)	166.5	149.1	158.2	151.3	151.3
Energy Unfunded Commitments ($MM)	121.4	130.4	121.9	137.9	126.2
Energy Loans / Total Loans[1] (%)	3.0	2.7	2.7	2.6	2.6
Criticized Energy Loans ($MM)	0.0	0.0	0.0	0.0	0.0
Performing Classified Energy Loans ($MM)	23.5	22.5	23.6	11.6	16.1
Non-Performing Classified Energy Loans ($MM)	5.2	4.0	3.3	12.8	12.5
Classified and Criticized Energy Loans ($MM)	28.7	26.5	26.9	24.4	28.6
Unimpaired Energy Reserves ($MM)	10.6	10.6	11.3	12.0	12.0
Energy Reserves / Energy Loans (%)	6.5	7.1	7.1	7.9	7.9
Energy NCOs ($MM)	1.5	0.0	0.0	0.0	0.0

Note: (1) Total loans equal to HTH consolidated gross covered and non-covered loans HFI less margin loans held at the broker-dealer.

- No energy SNC's in PCB loan portfolio
- Unfunded energy commitments are subject to borrowing bases and credit review before draw-downs
- Total exposure remains consistent with historical trends
- Classifieds for the quarter were up $4.2 million

18

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Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

Hilltop presents measures in this presentation that are not measures of financial performance recognized by generally accepted accounting principles in the United States ("GAAP"). You should not view these disclosures as a substitute for results determined in accordance with GAAP, and these disclosures are not necessarily comparable to that of other companies that use non-GAAP measures.

The following tables reconcile these non-GAAP financial measures to the most comparable GAAP financial measure, "net interest margin". These measures are important to investors interested in changes from period to period in net interest margin. For companies, such as Hilltop, business combinations can also result in purchase accounting adjustments ("PAA").

Hilltop Consolidated

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q4 2016	FY 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	FY 2017
NIM	3.80	3.74	3.52	4.04	3.50	3.63	3.67
Add:							
Taxable Equivalent Adjustment[1]	0.02	0.02	0.02	0.01	0.02	0.02	0.02
Non-GAAP Taxable Equivalent NIM	3.82	3.76	3.54	4.05	3.52	3.65	3.69
Less:							
Purchase Accounting Adjustment	(0.71)	(0.67)	(0.49)	(0.82)	(0.37)	(0.44)	(0.53)
Non-GAAP Pre-PAA Taxable Equivalent NIM	3.11	3.09	3.05	3.23	3.15	3.21	3.16

PlainsCapital Bank

Reconciliation of Non-GAAP Pre-PAA Taxable Equivalent NIM (%)	Q4 2016	FY 2016	Q3 2017	Q4 2017	FY 2017
NIM	4.57	4.65	4.03	4.23	4.31
Add:					
Taxable Equivalent Adjustment[1]	0.02	0.03	0.02	0.01	0.02
Non-GAAP Taxable Equivalent NIM	4.59	4.68	4.05	4.24	4.33
Less:					
Purchase Accounting Adjustment	(0.96)	(0.93)	(0.51)	(0.60)	(0.72)
Non-GAAP Pre-PAA Taxable Equivalent NIM	3.63	3.75	3.54	3.64	3.61

Note: (1) Annualized taxable equivalent adjustments are based on a 35% federal income tax rate.

19

HilltopHoldings.

Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures (Continued)

Tangible Common Equity ("TCE"), is a non-GAAP financial measure. Tangible common equity to tangible assets is defined as our total stockholders' equity, excluding preferred stock, reduced by goodwill and other intangible assets divided by total assets reduced by goodwill and other intangible assets. This is a measure used by management, investors and analysts to assess use of equity.

Tangible book value per share ("TBVPS"), is a non-GAAP financial measure. TBVPS represents the Firm's tangible common equity at period-end divided by common shares outstanding at period-end. This is a measure used by management, investors and analysts to assess use of equity.

Hilltop Consolidated

Reconciliation of Tangible Common Equity and Tangible Book Value Per Share ($ '000)	Q4 2016	Q3 2017	Q4 2017
Total Stockholder's Equity	1,870,509	1,906,185	1,912,081
Less:			
Preferred Stock	0	0	0
Common Stockholder's Equity	1,870,509	1,906,185	1,912,081
Less:			
Goodwill	251,808	251,808	251,808
Other intangible assets, net	44,695	38,440	36,432
Tangible Common Equity	**1,574,006**	**1,615,937**	**1,623,841**
Shares Outstanding as of period end	98,544	95,904	95,982
Book Value Per Share (Common Stockholder's Equity / Shares Outstanding)	$18.98	$19.88	$19.92
Tangible Book Value Per Share (Tangible Common Equity / Shares Outstanding)	**$15.97**	**$16.85**	**$16.92**

20

HilltopHoldings

Non-GAAP to GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures (Continued)

On December 22, 2017, the Tax Cuts & Jobs Act ("Tax Legislation") was signed into law. The fourth quarter of 2017 and full-year 2017 results reflect the estimated impact of the enactment of the Tax Legislation, which resulted in a $28.4 million decrease in net income. Net income, income applicable to Hilltop common stockholders, diluted earnings per common share, average assets, return on average assets, average equity and return on stockholders' equity and return on average assets excluding the impact of the Tax Legislation are non-GAAP financial measures. Management believes these measures help investors and analysts to assess performance and understand the effects of the Tax Legislation on reported results.

Hilltop Consolidated

Reconciliation of Tax Legislation Impact ($ in millions)	Q4 2017	FY 2017
Income before income taxes	**$65.0**	**$243.3**
Income tax expense	51.4	110.1
Net Income	**$13.7**	**$133.1**
Add:		
Impact of Tax Legislation	28.4	28.4
Non-GAAP Adjusted Net Income	**$42.0**	**$161.5**
Net Income	**$13.7**	**$133.1**
Less:		
Net Income attributable to noncontrolling interest	0.2	0.6
Income applicable to Hilltop common stockholders	**$13.4**	**$132.5**
Add:		
Impact of Tax Legislation	28.4	28.4
Non-GAAP Adjusted Income applicable to Hilltop common stockholders	**$41.8**	**$160.9**
Weighted average shares outstanding - diluted	96.1	97.4
Diluted earnings per common share	$0.14	$1.36
Add:		
Impact of Tax Legislation	$0.30	$0.29
Non-GAAP Adjusted Diluted earnings per common share	**$0.44**	**$1.65**
Average Assets	13,325.4	12,955.9
Add:		
Impact of Tax Legislation	0.9	0.2
Non-GAAP Adjusted Average Assets	13,326.4	12,956.1
Return on Average Assets - Reported	0.41%	1.03%
Non-GAAP Return on Average Assets - Adjusted	**1.25%**	**1.25%**
Average equity	1,915.2	1,894.0
Add:		
Impact of Tax Legislation	0.9	0.2
Non-GAAP Adjusted Average Equity	1,916.1	1,894.2
Return on Average Equity - Reported	2.78%	7.00%
Non-GAAP Return on Average Equity - Adjusted	**8.65%**	**8.53%**

21

HilltopHoldings